Exhibit 21.1

SUBSIDIARIES OF SUNDANCE ENERGY INC.

Sundance Energy, Inc., a Colorado corporation

SEA Eagle Ford, LLC, a Texas limited liability company

Armadillo E&P, Inc., a Delaware corporation